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                                                                      EXHIBIT 10

                      AMENDMENT TO ASSET PURCHASE AGREEMENT

        THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into as of August 3, 2004, by and between Windsor Woodmont Black Hawk Resort Corp., a Colorado corporation ("Seller"), as debtor in possession in that certain proceeding entitled "In re Windsor Woodmont Black Hawk Resort Corporation," Case No. 02-28089-ABC, United States Bankruptcy Court, District of Colorado (the "Bankruptcy Case"), and Ameristar Casinos, Inc., a Nevada corporation ("Buyer").

                                    RECITALS

        WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement, dated as of May 28, 2004 (the "Agreement"), pursuant to which, among other things, Buyer or its assignee will purchase the Acquired Assets from Seller;

        WHEREAS, Seller and Buyer have determined that it is in their respective best interests to amend the Agreement as specified herein;

        WHEREAS, Seller and Buyer have agreed that Buyer will provide the Common Stock Consideration (defined below) and Two Million Dollars ($2,000,000) of additional cash consideration to Seller for the Acquired Assets in substitution for the contingent consideration provided in Section 2.5(b) of the Agreement in order, among other business reasons, to avoid uncertainty and complications created by contingent consideration;

        WHEREAS, the parties have agreed to amend the Agreement as specified herein; and

        WHEREAS, capitalized terms used, but not otherwise defined herein, shall have the meanings given to such terms in the Agreement.

        NOW, THEREFORE, in consideration of the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows:

                                    AGREEMENT

        1. Section 1.1 of the Agreement is hereby amended by inserting the following alphabetically as appropriate:

               ""Common Stock Consideration" has the meaning set forth in
        Section 2.5(b).

               "Resale Registration Statement" has the meaning set forth in
        Section 4.10.

               "SEC" has the meaning set forth in Section 4.10.

               "Securities Act" has the meaning set forth in Section 4.10."


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        2. Section 1.1 of the Agreement is hereby amended by deleting the following:

               ""EBITDA" means, for any applicable period, earnings before interest, taxes, depreciation and amortization, such amounts to be calculated consistently with Buyer's past practice and, to the extent applicable, as reported in, or consistent with, the publicly-issued earnings press release of Buyer covering the earnings for such period."

        3. Section 1.1 of the Agreement is hereby amended by deleting the phrase "Second Amended Plan of Reorganization" and replacing such phrase with "Plan of Liquidation Proposed by Debtor Dated: August __, 2004" with respect to the definition of "Plan".

        4. Section 1.1 of the Agreement is hereby amended by deleting the word "contingent" with respect to the definition of "Purchase Price".

        5. Section 2.1(r) of the Agreement is hereby amended by deleting the word "and" at the end of such section.

        6. Section 2.1(s) of the Agreement is hereby amended by deleting the period at the end of such section and appending "; and" at the end of such section.

        7. Section 2.1 of the Agreement is hereby amended by appending the following after Section 2.1(s):

                "(t) all Tax credits, Tax loss carryovers and other Tax attributes of Seller."

        8. Section 2.2(a) of the Agreement is hereby amended by deleting the phrase ", and all tax credits and other tax attributes of Seller" from such section.

        9. Section 2.5(a) of the Agreement is hereby amended by deleting the amount "One Hundred Fifteen Million Dollars ($115,000,000)" and replacing it with "One Hundred Seventeen Million Dollars ($117,000,000)".

        10. Section 2.5(b) of the Agreement is hereby amended by deleting the entirety of such section and replacing it with the following:

                "(b) pay Seller, as additional consideration for the Acquired Assets, such number of shares of common stock of Buyer as shall have a market value of Two Million Five Hundred Thousand Dollars ($2,500,000), based upon the average of the daily closing price of Buyer's common stock on each of the ten (10) consecutive trading days ending immediately prior to the Closing Date (the "Common Stock Consideration); and"

        11. Section 2.6(b)(i) of the Agreement is hereby amended by deleting the amount "One Hundred Eleven Million Dollars ($111,000,000)" and replacing it with "One Hundred Thirteen Million Dollars ($113,000,000)".



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        12. Article II of the Agreement is hereby amended by appending the following sections at the end of Article II:

                "2.12 Common Stock Consideration.

                At the Closing, in addition to any other obligations of Seller and Buyer hereunder, including, but not limited to, the provisions of
        Article VI and Exhibit C hereto, Buyer shall cause the Common Stock Consideration to be delivered in such manner as shall be specified by Seller in a letter of instruction to be delivered to Buyer at least two
        (2) business days prior to the Closing Date. No fractional shares of Buyer's common stock shall be issued in connection with the delivery of the Common Stock Consideration; if necessary, the number of shares issued as the Common Stock Consideration shall be reduced such that no such fractional shares are so issued."

                "2.13 Plan of Reorganization.

                The Plan, Agreement and Amendment, together, shall constitute a plan of reorganization for U.S. federal income tax purposes, including, but not limited to, Sections 368(a)(1), 354(a), 354(b)(1)(B) and 361(a) of the Code, and corresponding provisions of applicable state laws (and any successor provisions)."

        13. Schedule 3.4(c) of the Agreement is hereby amended by deleting the first portion of the first sentence of the last paragraph and replacing it with the following:

                "Seller shall supplement this Schedule 3.4(c) by July 2, 2004, to provide such additional specificity and detail with respect to the Tangible Property as Buyer may reasonably request;".

        14. Article IV of the Agreement is hereby amended by appending the following section at the end of Article IV:

                "4.10 Buyer's Common Stock.

                The common stock of Buyer to be issued as the Common Stock Consideration shall be duly authorized, validly issued, fully paid and nonassessable when issued. The common stock issued as the Common Stock Consideration will either be: (a) issued in a transaction exempt from registration under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), and under applicable state securities laws, if any; or (b) registered under the Securities Act and under applicable state securities laws. Assuming that the persons to whom the Common Stock Consideration will be issued will not be "affiliates" (as defined in Rule 405 of the Securities Act) of Buyer, such common stock shall not constitute "restricted securities" within the meaning of the Securities Act and shall bear no legends or other restrictions on transfer whatsoever; provided that, in the event that Buyer elects to file with the Securities and Exchange Commission (the "SEC") a resale



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        registration statement (the "Resale Registration Statement") pursuant to
        Rule 415 of the Securities Act, the persons to whom the Common Stock Consideration will be issued have provided to Buyer the representations and warranties required by Section 5.14(b) below."

        15. Section 5.2(a) of the Agreement is hereby amended by deleting the first sentence thereof and replacing it with the following:

                "As soon as practicable, but not later than August 11, 2004, Seller shall file, or cause to be filed, the Disclosure Statement and the Plan."

        16. Section 5.11 of the Agreement is hereby amended by deleting the entirety of such section.

        17. Article V of the Agreement is hereby amended by appending the following section at the end of Article V:

                "5.14 Delivery of Buyer's Common Stock.

                (a) Seller agrees to deliver the Common Stock Consideration to holders of Seller's Series A and Series B preferred stock in exchange for such interests. Seller further agrees that the Common Stock Consideration will be the sole consideration delivered to the Series A and Series B preferred stockholders in their capacities as preferred stockholders of Seller and Seller will not deliver any portion of the Common Stock Consideration to any other person or for any other purpose.

                (b) In the event that Buyer elects to file with the SEC the Resale Registration Statement, Seller shall use its commercially reasonable efforts to cause each holder of Seller's Series A and Series B preferred stock to whom the Common Stock Consideration will be issued to provide to Buyer representations and warranties: (i) regarding such holder's status as an "accredited investor" (as defined in Rule 501 of the Securities Act) and (ii) as to the accuracy of the written information relating to such holder that such holder has provided to Buyer expressly for inclusion in the Resale Registration Statement."

        18. Article V of the Agreement is hereby amended by appending the following section at the end of Article V:

                "5.15 Section 368(a)(1)(G) Reorganization.

                Each of the parties intends that the transactions contemplated by this Agreement will qualify, for federal income tax purposes, as a reorganization under the provisions of Section 368(a)(1)(G) of the Code, and any treasury regulations thereunder, and will use all commercially reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to ensure that the transactions so qualify."


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        19. Section 6.2 of the Agreement is hereby amended by appending the following:

                "(h) the Bankruptcy Court shall have confirmed the Plan which Plan shall provide for the delivery of the Common Stock Consideration to Seller's Series A and Series B preferred stockholders in dissolution of Seller."

        20. Section 6.3 of the Agreement is hereby amended by appending the following:

                "(e) in the event that Buyer elects to file with the SEC the Resale Registration Statement, the Resale Registration Statement shall have been declared effective by the SEC; provided, that if Seller waives this condition, Seller shall be deemed to have waived Section 4.10, with the exception of the first sentence thereof."

        21. Section 7.1(b)(iv) of the Agreement is hereby amended by deleting the date "October 15, 2004" and replacing it with "November 15, 2004".

        22. Section 7.1(d)(ii) of the Agreement is hereby amended by deleting the date "October 15, 2004" and replacing it with "November 15, 2004".

        23. Exhibit C of the Agreement is hereby amended by adding the following to the end of such exhibit:

                "(f) the Common Stock Consideration, as provided in Section 2.5(b)."

        24. Except as expressly set forth in this Amendment, the Agreement shall remain in full force and effect and shall not be deemed to have been modified or amended by this Amendment. Each of the parties understands and agrees that by executing and delivering this Amendment the other parties do not hereby waive any of their respective rights or remedies under the Agreement.

        25. This Amendment, together with the Agreement, constitutes the entire understanding of the parties with respect to the subject matter hereof, and any other prior or contemporaneous agreements, whether written or oral, with respect thereto are expressly superseded hereby.

        26. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Any signature delivered by facsimile shall be deemed to be an original signature hereunder.



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        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                                        SELLER:

                                        WINDSOR WOODMONT BLACK HAWK RESORT
                                        CORP., a Colorado corporation

                                        By: /s/ Jerry L. Dauderman
                                            ------------------------------------
                                            Name: Jerry L. Dauderman
                                            Title: CEO



                                        BUYER:

                                        AMERISTAR CASINOS, INC.,
                                        a Nevada corporation

                                        By: /s/ Peter C. Walsh
                                            ------------------------------------
                                            Name: Peter C. Walsh
                                            Title: Senior Vice President and
                                                   General Counsel



                                        Consenting to Amendment pursuant to
                                        Section 9.9 of the Agreement:

                                        AD HOC COMMITTEE


                                        By: /s/ Kevin Genda
                                            ------------------------------------
                                            Name: Kevin Genda
                                            Title:



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